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                                                                    EXHIBIT 99.1

CLIFFS                                 NEWS RELEASE
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DRILLING COMPANY                       DATE:             November 20, 1998
1200 SMITH STREET, SUITE 300           CONTACT:          EDWARD A. GUTHRIE
HOUSTON, TEXAS 77002                                     VICE PRESIDENT-FINANCE
                                       PHONE:            (713) 651-9426

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                   CLIFFS DRILLING STOCKHOLDERS APPROVE MERGER

         Houston, Texas, (November 20, 1998) - Cliffs Drilling Company (NYSE:CDG) ("the Company") announced that at a special meeting today its stockholders approved the merger of the Company with R&B Falcon Corporation, whereby the Company will become a wholly owned subsidiary of R&B Falcon Corporation. The effective date of the merger will be December 1, 1998.

         Cliffs Drilling Company is an international offshore contract drilling company which provides daywork and turnkey drilling services, mobile offshore production units and well engineering and management services.